UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2014, Titan International, Inc. (Titan) held its Annual Meeting of Stockholders (Annual Meeting) for the purposes of:

•	Electing Richard M. Cashin Jr., Albert J. Febbo and Gary L. Cowger as directors to serve for three-year terms.

•	Ratifying the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2014.

•	Approving a non-binding advisory resolution on executive compensation.

•	Approving amendments to the Company's bylaws.

Of the 53,571,206 shares of Titan common stock outstanding on the record date, there were a total of 48,904,959 shares of Titan common stock (or 91.28% of total shares outstanding) represented at the Annual Meeting.

Richard M. Cashin Jr., Albert J. Febbo and Gary L. Cowger were elected as directors with the following vote:

	Shares	Shares	Broker
	Voted For	Withheld	Non-Votes
Richard M. Cashin Jr.	26,590,325	13,620,003	8,694,631
Albert J. Febbo	26,688,690	13,521,638	8,694,631
Gary L. Cowger	38,489,033	1,721,295	8,694,631

The following were directors at the time of the annual meeting and continue serving their term as Titan directors:
Erwin H. Billig, Peter B. McNitt, Anthony L. Soave, and Maurice M. Taylor Jr.

The appointment of Grant Thornton LLP as the independent registered public accounting firm was ratified by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
48,323,510	497,446	84,003	—

The non-binding advisory resolution on executive compensation was not approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
18,880,119	20,912,701	417,508	8,694,631

The amendments to the Company's bylaws were approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
38,844,131	1,165,383	200,814	8,694,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	May 15, 2014	By:	/s/ JOHN HRUDICKA
John Hrudicka
Chief Financial Officer
(Principal Financial Officer)